EXHIBIT 3(i).5


                           THE COMPANIES ACT, CAP. 50

                              REPUBLIC OF SINGAPORE




                                ELVA ASIA PTE LTD


                                 Incorporated on

                          the 30th day of October 2000






                                   Memorandum


                                       and

                             Articles of Association




                                   ===========
                        PRIVATE COMPANY LIMITED BY SHARES
                                   ===========

                                     FORM 9
                           THE COMPANIES ACT, CAP. 50
                                  Section 19(4)



Company No:
200009237H





                      -------------------------------------
                 CERTIFICATE OF INCORPORATION OF PRIVATE COMPANY
                      -------------------------------------






               This  is  to   certify   that  ELVA  ASIA  PTE  LTD  is

          incorporated under the Companies Act, Cap. 50, on 30/10/2000 and that the company is a private company limited by shares.

          Given under my hand and seal on 30/10/2000








                                  Ms Janice Aw
                 Senior Asst Registrar of Companies & Businesses
                              Republic of Singapore

                           THE COMPANIES ACT, CAP. 50
                             ----------------------
                            COMPANY LIMITED BY SHARES
                             ----------------------
                            MEMORANDUM OF ASSOCIATION

                                       OF

                                ELVA ASIA PTE LTD

                   (Incorporated in the Republic of Singapore)
                             ----------------------


1.   The name of the Company is ELVA ASIA PTE LTD.

2. The registered office of the Company will be situate in the Republic of Singapore.

3.   The objects for which the Company is established are:-

(a) To carry on business of manufactures, assemblers, installers, importers, exporters, buyers, sellers, traders, general merchants, wholesalers, retailers, suppliers, storers, warehousers, brokers, commission agents, general agents, del credere agents, manufacturer's agents and representatives, auctioneers, appraisers, valuers, factors, general carriers, removers, packers, distributors of and dealers in microelectronic components, chips, parts, products and accessories namely VocaliD smart cards including its requisites and supplies to business, commerce, trade, industry and government or local or other authority in all their branches, and generally to acquire rights, licences, privileges and concessions of any kind likely to be conducive to the objects of the Company and to grant licences or rights in connection therewith.

(b) To develop, design, improve, update, produce, package, market, distribute, buy, sell, license, provide, advertise, import export install, revise, operate, support, service and maintain computer software, equipment, accessories, spare and replacement parts, disks, component parts, gadgets and products associated with VocaliD system implementation involving its leading-edge technology; to provide management and technical consultant services in relation to VocaliD systems and processes for firms and corporations engaged in business with the company and in particular to advise upon, direct, co-ordinate, supervise, control or manage the software installation, system maintenance and repair, selection, configuration, recommendation, data processing or other systems and facilities, and to act as directors, managers, consultants, technical advisers or administrators of any such corporation, company, firm, person, public body, organization or authority in all parts of the world

(c) To carry out research and development work, investigation and experimental work and the application and use of technologies, technical innovations or other processes in relation to all or any of the businesses of the Company especially in the field of microelectronics for business, commerce, trade industry and governments or local authority in all their branches.

(d) To develop and turn to account any land acquired by or in which the Company is interested, and in particular by laying out and preparing the same for building purposes, constructing, altering pulling down, decorating, maintaining, furnishing, fitting up and improving building, and by planting, paving, draining, farming, cultivating, letting on building lease or building agreement, and by advancing money to and entering into contract and arrangements of all kinds with builders, tenants and others.

(e) To purchase or otherwise acquire for investment lands, houses, theaters, building, plantations, and immovable property of any description or any interest therein.

(f) To purchase, establish and carry on business as general merchants, manufacturers, importers, exporters, commissions agents, del credere agents, removers, packers, storers, storekeepers, factors and manufacturers of and dealers in foreign and local produce, manufactured goods, material and general merchandise and to import, buy, prepare, manufacture, render marketable, sell, barter, exchange, pledge, charge, make advances on and otherwise deal in or turn to account, produce goods, materials and merchandise generally either in their prepared, manufactured or raw state and to undertake, carry on and execute all kinds of commercial trading and other manufacturing operations and all business whether wholesale or retail usually carried on by Eastern merchants.

(g) To buy, sell manufacture, repair, alter, improve, exchange, let out on hire, import, export and deal in all works, plant, machinery, tools, utensils, appliances, apparatus, products, materials, substances, articles and things capable of being used in any business which this company is competent to carry on or required by any customers of or persons having dealings with the company or commonly dealt in by persons engaged in any such business or which may seem capable of being profitably dealt with in connection therewith and to manufacture, experiment with, render marketable and deal in all products of residual and by-products incidental to or obtained in any of the businesses carried on by the company.

(h) To purchase or otherwise acquire and hold and charter ships and vessels of all kinds.

(i) To purchase take on lease or in exchange hire or otherwise acquire any real or personal property licences rights or privileges which the company may think necessary or convenient for the purposes of its business and to construct, maintain and alter any buildings or works necessary or convenient for the purposes of the company.

(j) To purchase or otherwise acquire, issue, re-issue, sell and place shares, stocks, bonds, debentures and securities of all kinds.

(k) To apply for purchase or otherwise acquire any patents, brevets d'invention, licences concessions and the like, conferring any exclusive or non-exclusive or limited right to use or any secret or other information as to any invention or preparation which may seem capable of being used for any of the purposes of the company or the acquisition of which may seem calculated directly or indirectly to benefit the company and to use, exercise, develop or grant licences in respect of or otherwise turn to account the property rights or information so acquired.

(l) To erect, construct, lay down, enlarge, alter and maintain any roads, railways, tramways, sidings, bridges, reservoirs, ship building yards, shops, stores, factories, building works, plant and machinery necessary or convenient for the company's business, and to contribute to or subsidise the erection, construction and maintenance of any of the above.

(m) To borrow or raise or secure the payment of money for the purposes of or in connection with the company's business, and for the purposes of or in connection with the borrowing or raising of money of by the company to become a member of any building society.

(n) To mortgage and charge the undertaking of all or any of the real and personal property and assets, present or future, and all or any of the uncalled capital for the time being of the company, and to issue at par or at a premium or discount, and for such consideration and with and subject to such rights, powers, privileges and conditions as may be thought fit, debentures or debenture stock, either permanent or redeemable or repayable, and collaterally or further to secure any securities of the company by a trust deed or other assurance.

(o) To issue and deposit any securities which the company has power to issue by way of mortgage to secure any sum less than the nominal amount of such securities, and also by way of security for the performance of any contracts or obligation os the company or of its customers or other persons or corporations having dealings with the Company, or in whose business or undertakings the company is interested, whether directly or indirectly.

(p)  To guarantee the obligations and contracts of customers and others.

(q) To make advances to customers and others with or without security, and upon such terms as the Company may approve.

(r) To grant pensions, allowances, gratuities and bonuses to officers, ex-officers, employees or ex-employees of the company or its predecessors in business or the dependants or connections of such persons, to establish and maintain or concur in establishing and maintaining trusts, funds or schemes (whether contributory or non-contributory) with a view to provide pensions or other benefits for any such persons as aforesaid, their dependants or connections, and to support or subscribe to any charitable funds or institutions, the support of which may in the opinion of the directors, be calculated directly or indirectly to benefit the company or its employees, and to institute and maintain any other establishment or profit-sharing scheme calculated to advance the interests of company or its officers or employees.

(s) To draw, make accept, endorse, negotiate, discount and execute promissory notes, bills of exchange and other negotiable instruments.

(t) To invest and deal with the moneys of the company not immediately required for the purposes of its business in or upon such investments or securities and in such manner as may from time to time be determined.

(u) To pay for any property or rights acquired by the company, either in cash or fully or partly paid-up shares, with or without preferred or deferred or special rights or restrictions in respect of dividend, repayment or capital, voting or otherwise, or by any securities which the company has power to issue, or partly in one mode and partly in another, and generally on such terms as the company may determine.

(v) To accept payment for any property or rights sold or otherwise disposed of or dealt with by the company, either in cash, by installments or otherwise, or in fully or partly paid-up shares of any company or corporation, with or without deferred or preferred or special rights or restriction in respect of dividend, repayment of capital, voting or otherwise, or in debentures or mortgage debentures or denture stock, mortgages, or other securities of any company or corporation, or partly in one mode and partly in another, and generally on such terms as the company may determine, and to hold, dispose of any shares, stocks or securities so acquired.

(w) To enter into any partnership or joint-purse arrangement or arrangement for sharing profits, union of interests or co-operation with any company, firm or person carrying on or proposing to carry on any business within the objects of this company, and to acquire and hold, sell or dispose of shares, stock or securities of any such company, and to guarantee the contracts or liabilities of, or the payment of the dividends, interests or capital of any shares, stocks or securities of and to subsidize or otherwise assist any such company.

(x)  To make donations for patriotic or for charitable purposes.

(y) To transact any lawful business in aid of the Republic of Singapore in the prosecution of any war in which the Republic of Singapore is engaged.

(z) To establish or promote or concur in establishing or promoting any other company whose objects shall include the acquisition and taking over of all or any of the assets and liabilities of this company or the promotion of which shall be in any manner calculated to advance directly or indirectly the objects or interests of this company, and to acquire and hold or dispose of shares, stocks or securities of and guarantee the payment of the dividends, interest or capital of any shares, stock or securities issued by or any other obligations of any such company.

(aa) To purchase or otherwise acquire and undertake all or any part of the business, property, assets, liabilities and transactions of any person, firm or company carrying on any business which this company is authorized to carry on.

(bb) To sell, improve, manage, develop, turn to account, exchange, let on rent, royalty, share of profits or otherwise, grant licenses, easements and other rights in or over, and in any other manner deal with or dispose of the undertaking and all or any of the property and assets for the time being of the company for such consideration as the company may think fit.

(cc) To amalgamate with any other company whose objects are or include objects similar to those of this company, whether by sale or purchase (for fully or partly paid-up shares or otherwise) of all or a controlling interest in the shares or stock of this or any such other company as aforesaid, or by partnership, or any arrangement of the nature of partnership, or in any other manner.

() To distribute among the members in specie any property of the company, or any proceeds of sale or disposal of any property of the company, but so that no distribution amounting to a reduction of capital be made except with the sanction (if any) for the time being required by law.

(ee) To do all or any of the above things in any part of the world, and either as principals, agents, trustees, contractors or otherwise, and either alone or in conjunction with others, and either by or through agents, trustees, sub-contractors or otherwise.

(ff) To do all such things as are incidental or conducive to the above objects or any of them.


     AND IT IS HEREBY declared that the word "company", save when used in reference to this company in this clause shall be deemed to include any partnership or other body of persons, whether incorporated or not incorporated, whether domiciled in Singapore or elsewhere. None of the sub- clauses of this clause or the objects therein specified or the powers thereby conferred shall be deemed subsidiary or auxiliary merely to the objects mentioned in the first sub-clause of this clause shall, except where otherwise expressed in such clause, be independent main objects and shall be in no wise limited or restricted by reference to or interference from the terms of any other sub-clause or the name of the company, but the company shall have full power to exercise all or any of the posers conferred by any part of this clause in any part of the world and notwithstanding that the business undertaking, property or act proposed to be transacted, acquired dealt with or performed does not fall within the objects of the first sub-clause of this clause.

4.       The liability of the members is limited.

5. The share capital of the company is $100,000.00 divided into 100,000 shares of $1.00 each. The shares in the original or any increased capital may be divided into several classes, and there may be attached thereto respectively any preferential, deferred or other special rights, privileges, conditions or restrictions as to dividends, capital, voting or otherwise.

     We, the several persons whose names, addresses and description are hereunto subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the Capital of the Company set opposite to our respective names.

--------------------------------------------------------------------------------
                                                                Number of Shares
Names, Addresses and Descriptions of Subscribers                taken by each
                                                                Subscriber
--------------------------------------------------------------------------------

FRANCK BERNARD ALAIN CRESPIN                                FORTY-NINE THOUSAND
48A Toh Tuck Road                                           NINE HUNDRED AND
#02-03 Signature Park                                       NINETY-NINE
Singapore 596740           /s/ Frank Bernard Alain Crespin

AREA MANAGER


For and on behalf of
ELVA INC.  of
222 Lakeview Ave., Suite 415
West Palm Beach, Florida
United States of America
pursuant to a Power of Attorney
dated 7 September 2000

FRANCK BERNARD ALAIN CRESPIN                                    ONE
48A Toh Tuck Road
#02-03 Signature Park
Singapore 596740           /s/ Frank Bernard Alain Crespin

AREA MANAGER

--------------------------------------------------------------------------------
Total number of shares taken...                                   FIFTY-THOUSAND
--------------------------------------------------------------------------------
Dated this 6th day of October, 2000

Witness to the above signatures:                   /s/ Toh Kian Leong

                                                   Toh Kian Leong
                                                   Approved Company Auditor
                                                   15 Beach Road
                                                   #03-10 Beach Centre
                                                   Singapore 189677

                            THE COMPANIES ACT, CAP.50
                             -----------------------
                            COMPANY LIMITED BY SHARES
                             -----------------------
                             ARTICLES OF ASSOCIATION

                                       OF

                                ELVA ASIA PTE LTD

                   (Incorporated in the Republic of Singapore)
                             -----------------------

                               TABLE "A" EXCLUDED

1. The regulations in Table "A" in the Fourth Schedule to the Companies Act, Cap.50, shall not apply to the Company, except so far as the same are repeated or contained in these articles.

                                 INTERPRETATION

2. In these articles, unless the subject or context otherwise requires, the words standing in the first column of the table next hereinafter contained shall bear the ;meanings set opposite to them respectively in the second column thereof:-

   The company     :  ELVA ASIA PTE LTD.

   The Act         :  The Companies Act, Cap.  50.

   These articles : These articles of association as originally framed or as altered from time to time by special resolutions.

   The directors   :  The directors for the time being of the company.

   The office      :  The registered office for the time being of the company.

   The seal        :  The common seal of the company.

   The secretary   :  Any person appointed to perform the duties of a secretary of the company.

Words importing the singular number only shall include the plural number, and vice versa.

Words importing the masculine gender only shall include the feminine gender; and

Words importing persons shall include corporations.

Expressions referring to writing shall, unless the contrary intention appears, to be construed as including references to printing, lithography, photograph and other modes of representing or reproducing words in visible form.

Words or expressions contained in these Regulations shall be interpreted in accordance with the provisions of the Interpretation Act, Cap. 1 and the Act as in force at the date at which these Regulations become binding on the company.

PRIVATE COMPANY

3.   The company is a private company and accordingly:

     (a) The right to transfer shares in the company shall be restricted in manner hereinafter appearing.

     (b) The number of members of the company (counting joint holders of shares as one person and not counting any person in the employment of the company or of its subsidiary or any person who while previously in the employment of the company or of its subsidiary was and thereafter has continued to be a member of the company) shall be limited to fifty.

     (c) No invitation shall be made to the public to subscribe for any shares or debentures of the company.

     (d) No invitation shall be made to the public to deposit money with the company for fixed period or payable at call, whether bearing or not bearing interest.

                      SHARE CAPITAL AND VARIATION OF RIGHTS

4. Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares but subject to the Act, shares in the company may be issued by the directors and any such share may be issued with such preferred, deferred, or other special rights or such restrictions, whether in regard to dividend, voting, return of capital, or otherwise, as the directors, subject to any ordinary resolution of the company, determine.

5. Subject to the Act, any preference shares may, with the sanction of an ordinary resolution, be issued on the terms that they are, or at the option of the company are liable, to be redeemed.

6. If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may whether or not the company is being wound up , be varied with the consent in writing of the holders of three-fourths of the issued shares of that class, or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of the class. To every such separate general meeting the provisions of these articles relating to general meetings shall mutatis mutandis apply, but so that the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll. To every such special resolution the provisions of Section 184 of the Act shall with such adaptations as are necessary apply.

7. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking equally therewith.

8. The company may exercise the powers of paying commissions conferred by the Act, provided that the rate per cent or the amount of the commission paid or agreed to be paid shall be disclosed in the manner required by the Act and the commission shall not exceed the rate of 10 per cent of the price at which the shares in respect whereof the same is paid are issued or an amount equal to 10 per cent of that price ( as the case may be). Such commission may be satisfied by the payment of cash or the allotment of fully or partly paid shares or partly in one way and partly in the other. The company may also on any issue of shares pay such brokerage as may be lawful.

9. Except as required by law, no person shall be recognized by the company as holding any share upon any trust, and the company shall not be bound by or be compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future, or partial interest in any share or unit of a share or (except only as by these articles or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

10. Every person whose name is entered as a member in the register of members shall be entitled without payment to receive a certificate under the seal of the company in accordance with the Act but in respect of a share or shares held jointly by several persons in the company shall not be bound to issue more than one certificate, and delivery of certificate for a share to one of several joint holders shall be sufficient delivery to all such holders.

                                      LIEN

11. The company shall have a first and paramount lien on every share (not being a fully paid share) for all money (whether presently payable or not) called or payable at a fixed time in respect of that share, and the company shall also have a first and paramount lien on all shares (other than fully paid shares) registered in the name of a single person for all money presently payable by him or his estate to the company; but the directors may at any time declare any share to be wholly or in part exempt from the provision of this article. The company's lien, if any, on a share shall extend to all dividends payable thereof.

12. The company may sell, ins such manner as the directors thin fit, any shares on which the company has a lien, but no sale shall be made unless a sum in respect of which the lien exists is presently payable, nor until the expiration of fourteen days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the share, or the person entitled thereto by reason of his death or bankruptcy.

13. To give effect to any such sale the directors may authorize some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

14. The proceeds of the sale shall be received by the company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

                                 CALLS ON SHARES

15. The directors may from time to time make calls upon the members in respect of any money unpaid on their shares (whether on account of the nominal value of the shares or by way of premium) and not by the conditions of allotment thereof made payable at fixed times, provided that no call shall exceed one-fourth of the nominal value of the share or be payable at less than one month from the date fixed for the payment of the last preceding call, and each member shall (subject to receiving at least fourteen days' notice specifying the time or times and place of payment) pay to the company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the directors may determine.

16. A call shall be deemed to have been made at the time when the resolution of the directors authorizing the call was passed and my be required to be paid by installments.

17. The joint holder of a share shall be jointly and severally liable to pay all calls in respect thereof.

18. If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate not exceeding 10 per cent per annum as the directors may determine, but the directors shall be at liberty to waive payment of that interest wholly or in part.

19. Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed dated, whether on account of the nominal value of the shares or by way of premium, shall for the purposes of these articles be deemed to be a call duly made and payable on the date on which by the terms of issue the same becomes payable, and in case of non-payment all the relevant provisions of these articles as to payment of interest and expenses, forfeiture, or otherwise shall apply as if the sum had become payable by virtue of a call duly made and notified.

20. The directors may, on the issue of share, differentiate between the holders as to the amount of calls to be paid and the times of payment.

21. The directors may, if they think fit, receive from any member willing to advance the same all or any part of the money uncalled and unpaid upon any shares held by him, and upon all or any part of the money so advanced may (until the same would, but for the advance, become payable) pay interest at such rate not exceeding (unless the company in general meeting shall otherwise direct) 10 per cent per annum as may be agreed upon between the directors and the members paying the sum in advance.

                               TRANSFER OF SHARES

22. Subject to these Articles, any member may transfer all or any of his shares by an instrument in writing in any ususal or common form or in any other form which the director may approve. The instrument shall be executed by or on behalf of the transferor and the transferor shall remain the holder of the shares transferred until the transfer is registered and the name of the transferee is entered in the register of members in respect thereof.

23. The instrument of transfer must be left for registration at the registered office of the company together with such fee not exceeding $1.00 as the directors from time to time may require accompanied by the certificate of the shares to which it relates and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer, and thereupon the company shall subject to the posers vested in the directors by these articles register the transferee as shareholder and retain the instrument of transfer.

24. The directors may decline to register any transfer of shares not being fully paid shares to a person of whom they do not approve and my also decline to register any transfer of shares on which the company has a lien.

25. The registration of transfers may be suspended at such times and for such periods as the directors may from time to time determine not exceeding in the whole thirty days in any year.

                             TRANSMISSION OF SHARES

26. In case of the death of a member the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognized by the company as having any title to his interest in the shares; but nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had ben jointly held by him with other persons.

27. Any person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as may from time to time properly be required by the directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to have some person nominated by him registered as the transferee thereof, but the directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that member before his death or bankruptcy.

28. If the person so becoming entitled elects to be registered himself, he shall, deliver or send to the company a notice in writing signed by him stating that he so elects. If he elects to have another person registered he shall testify his election by executing to that person a transfer of the share. All the limitations, restrictions, and provisions of these articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the member had not occurred and the notice or transfer were signed by that member.

29. Where the registered holder of any share dies or becomes bankrupt his personal representative or the assignee of his estate, as the case may be, shall, upon the production of such evidence as may from time to time be properly required by the directors in that behalf, be entitled to the same dividends and other advantages, and to the same rights (whether in relation to meetings of the company, or to voting, or otherwise), as the registered holder would have been entitled to if he had not died or become bankrupt; and where two or more persons are jointly entitled to any share in consequence of the death of the registered holder they shall, for the purposes of these articles, be deemed to be joint holders of the share.


                              FORFEITURE OF SHARES

30. If a member fails to pay any call or instalment of a call on the day appointed for payment thereof, the directors may, at any time thereafter during such time as any part of the call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

31. The notice shall name a further day (not earlier than the expiration of fourteen days from the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.


32. If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the directors to that effect. Such for feature shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

33. A forfeited share may be sold or otherwise dispose of on such terms and in such manner as the directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the directors think fit.

34. A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the company all money which, at the date of forfeiture, was payable by him to the company in respect of the shares (together with interest at the rate of 10 per cent per annum from the date of forfeiture on the money for the time being unpaid if the directors think fit to enforce payment of such interest) but his liability shall cease fi and when the company receives payment in full of all such money in respect of the shares.

35. A statutory declaration in writing that the declarant is a director or the secretary of the company, and that a share in the company has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share.

36. The company may receive the consideration, if any, given for a forfeited share on any sale or disposition thereof and may execute a transfer of the share in favor of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, or shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale, or disposal of the share.

37. The provisions of these articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

                         CONVERSION OF SHARES INTO STOCK

38. The company may be ordinary resolution passed at a general meeting convert any paid-up shares into stock and reconvert any stock into paid-up shares of any denomination.

39. The holders of stock may transfer the same or any part thereof in the same manner and subject to the same regulations as and subject to which the share from which the stock arose might previously to conversion have been transferred or as near thereto as circumstances admit; but the directors may from time to time fix the minimum amount of stock transferable and restrict or forbid the transfer of fractions of that minimum, but the minimum shall not exceed the nominal amount of the shares from which the stock arose.

40. The holders of stock shall according to the amount of stock held by them have the same rights, privileges and advantages as regards dividends voting at meetings of the company and other matters as if they held the shares from which the stock arose, but no such privilege or advantage (except participation in the dividends and profits of the company and in the assets on winding up) shall be conferred by any such aliquot part of stock which would not if existing in shares have conferred that privilege or advantage.

41. Such of the articles of the company as are applicable to paid-up shares shall apply to stock, and the words "share" and "shareholders" tiering shall include "stock" and "stockholders".

                              ALTERATION OF CAPITAL

42.  The company may from time to time by ordinary resolution:-

     (a) increase the share capital by such sum to be divided into shares of such amount as the resolution shall prescribe.

     (b) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares.

     (c) subdivide its shares or any of them into shares of smaller amount than is fixed by the memorandum; so however that in the sub-division the proportion between the amount paid and the amount (if any) unpaid on each reduced share shall be the same as it was in the case of the share form which the reduced share shall be the same as it was in the case of the share from which the reduced share is derived;

     (d) cancel shares which at the date of the passing of the resolution in that behalf have not been taken or agreed to be taken by any person or which have been forfeited and diminish the amount of its share capital by the amount of the shares so cancelled.

43. Subject to the provisions of the Act, the shares shall be under the control of the Directors who may issue, allot, place under option or otherwise dispose of the same to such persons or such terms and conditions and either at a premium or at par or (subject to the provisions of the Act) at a discount and at such times as the Directors think fit and with full power to give to any person the right to call for the allotment of any shares either at par or at a premium or at a discount for such time and for such consideration as the Directors may see fit.

44. The company may by special resolution reduce its share capital, any capital redemption reserve fund or any share premium account in any manner and with, and subject to, any incident authorized, and consent required by law.

                                GENERAL MEETINGS

45. An annual general meeting of the company shall be held in accordance with the provisions of the Act. All general meeting other than the annual general meetings shall be called extraordinary general meetings.

46. Any director may whenever he thinks fit convene an extraordinary general meeting, and extraordinary general meetings shall be convened on such requisition or in default may be convened by such requisitionst as provided by the Act.

47. Subject to the provisions of the Act relating to special resolutions and agreements for shorter notice, fourteen days' notice at the least (exclusive of the day on which the notice is served or deemed to be served, but inclusive of the day for which notice is given) specifying the place the day and the hour of meeting and in case of special business the general nature of that business shall be given to such persons as are entitled to receive such notices from the company.

48. All business shall be special that is transacted at an extraordinary general meeting, and also all that is transacted at an annual general meeting, with the exception of declaring a dividend, the consideration of the accounts, balance-sheets, and the report of the directors and auditors, the election of directors in the place of those retiring, and the appointment and fixing of the remuneration of the auditors.

                         PROCEEDINGS AT GENERAL MEETINGS

49. Not business shall be transacted at any general meetings unless a quorum of members is present at the time when the meeting proceeds to business. Save as herein otherwise provided, tow members present in person shall be a quorum. For the purpose of this article "member" includes a person attending as a proxy or as representing a corporation which is a member.


50. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved; in any other case it shall stand adjourned to the same day in the next week


51. The chairman, if any, of the board of directors shall preside as chairman at every general meeting of the company, or if there is no such chairman, or if he is not present within fifteen minutes after the time appointed for the holding of the meeting or is unwilling to act, the members present shall elect one of their number to be chairman of the meeting.

52. The chairman may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

53. At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a pol if (before or on the declaration of the result of the show of hands) demanded-

     (a)  By the chairman;

     (b)  by at least two members present in person or by proxy;

     (c)  by  any  member  or  members   present  in  person  or  by  proxy  and
          representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

     (d) by a member or members holding shares in the company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

     Unless a poll is so demanded a declaration by the chairman that a resolution has on a show of hands been carried or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favor of or against the resolution. The demand for a poll may be withdrawn.

54. If a poll is duly demanded it shall be taken in such manner and either at once or after an interval or adjournment or otherwise as the chairman directs, and the result of the poll shall be the resolution of the meeting at which the poll was demanded, but a poll demanded on the election of a chairman or a question of adjournment shall be taken forthwith.

55. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a second or casting vote.

56. Subject to any rights or restrictions for the time being attached to any class or classes of shares, at meetings of members or classes of members each member entitled to vote may vote in person or by proxy or by attorney and on a show of hands every person present who is member or a representative of a member shall have one vote, and on a poll every member present in person or by proxy or by attorney or other duly authorized representative shall have one vote for each share he holds.

57. In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the register of members.

58. A member who is of unsound mind or whose person or estate is liable to be dealt with in any way under the law relating to mental disorder may vote, whether on a show of hands or on a poll, by his committee or by such other person as properly has the management of his estate, and any such committee or other person may vote by proxy or attorney.

59. No member shall be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of share in the company have been paid.

60. No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the meeting, whose decision shall be final and conclusive.

61. The instrument appointing a proxy shall be in writing (in the common or usual form) under the hand of the appointer or of his attorney duly authorized in writing or, if the appointer is a corporation, either under seal or under the hand of an officer or attorney duly authorized. A proxy may but need not be a member of the company. The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

62. Where it is desired to afford members an opportunity of voting for or against a resolution the instrument appointing a proxy shall be in the following form or a form as near thereto as circumstances admit:

                                ELVA ASIA PTE LTD

I/We,   ______________  of   _______________   being  a  member/members  of  the
above-named company, hereby appoint _________________of ____________________, or failing him, _____  _________________of_______________,  as my/our proxy to vote for me/us on my/our behalf at the annual or extraordinary (as the case may be) general meeting of the company, to be held on the ____________ day of _____________ 20__ and at any adjournment thereof.

Signed this ____ day of ________________ 20__

This form is to be used * in favour/against the resolution

*Strike out whichever is not desired. [Unless otherwise instructed, the proxy may vote as he thinks fit.]


63. The instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy of that power or authority shall be deposited at the registered office of the company, or at such other place within Singapore as is specified for that purpose in the notice convening the meeting, not less than forty-eight hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposed to vote, or, in the case of a poll, not less than twenty-four hours before the time appointed for the taking of the poll, and in default the instrument of proxy shall not be treated as valid.

64. A vote given in accordance with the terms of an instrument of proxy or attorney shall be valid notwithstanding the previous death or unsoundness of mind of the principal or revocation of the instrument or of the authority under which the instrument was executed, or the transfer of the share in respect of which the instrument is given, if no intimation in writing of such death, unsoundness of mind, revocation, or transfer as aforesaid has been received by the Company at the registered office before the commencement of the meeting or adjourned meeting at which the instrument is used.

                          DIRECTORS: APPOINTMENT, ETC.

65. The number of the directors shall be not less than two and until otherwise determined by a General Meeting, not more than seven. The first Directors shall be Messrs Franck Bernard Alain Crespin and Vincent Cedrec Conot.

66. At the first annual general meeting of the company all the directors shall retire from office and at the annual general meeting in every subsequent year one-third of the directors for the time being, or, if their number is not three or multiple of three, than the number nearest one- third, shall retire form office. A retiring director shall be eligible for re-election.

67. The directors to retire in every year shall be those who have been longest in office since their last election, but as between person who became directors on the same day those to retire shall (unless they otherwise agree among themselves) be determined by lot.

68. The company at the meeting at which a director so retires may fill the vacated office by electing a person thereto, and in default the retiring director shall if offering himself for re- election and not being disqualified under the Act from holding office as a director be deemed to have been re-elected, unless at that meeting it is expressly resolved not to fill the vacated office unless a resolution for the re-election of that director is put to the meeting and lost.

69. The company may from time to time by ordinary resolution passed at a general meeting increase or reduce the number of directors, and may also determine in what rotation the increased or reduced number is to out of office.

70. The directors shall have power at any time, and from time to time, to appoint any person to be a director, either to fill a casual vacancy or as an addition to the existing directors, but so that the total number of directors shall not at any time exceed the number fixed in accordance with these articles. Any director so appointed shall hold office only until the next following annual general meeting, and shall then be eligible for re-election but shall not be taken into account in determining the directors who are to retire by rotation at that meeting.

71. The company may by ordinary resolution remove any director before the expiration of his period of office, and may by an ordinary resolution appoint another person in his stead; the person so appointed shall be subject to retirement at the same time as if he had become a director on the day on which the director in whose place he is appointed was last elected a director.

72. The enumeration of the directors shall from time to time be determined by the company in general meeting. That remuneration shall be deemed to accrue from day to day. The directors may also be paid all traveling, hotel, and other expenses properly incurred by them in attending and returning from meetings of the directors or any committee of the directors or general meetings of the company or in connection with the business of the company.

73. Unless otherwise determined by a general meeting, a director shall not be required to hold any share qualification in the company.

74.  The office of director shall become vacant if the director-

     (a)  ceases to be a director by virtue of the Act;

     (b) becomes bankrupt or makes any arrangement or composition with his creditors generally;

     (c) becomes prohibited from being a director by reason of any order made under the Act;

     (d) becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under the law relating to mental disorder;

     (e)  resigns his office by notice in writing to the company;

     (f) for mor than six months is absent without permission of the directors from meetings of the directors held during that period;

     (g) without the consent of the company is general meeting holds any other office of profit under the company except that of managing director or manager; or

     (h) is directly or indirectly interested in any contract or proposed contract with the company and fails to declare the nature of his interest in manner required by the Act.

                         POWERS AND DUTIES OF DIRECTORS

75. The business of the company shall be managed by the directors who may pay all expenses incurred in promoting and registering the company, and may exercise all such powers of the company as are not, by the Act or by these articles, required to be exercised by the company in general meeting, subject, nevertheless, to any of these articles, to the provisions of the Act, and to such articles, being not inconsistent with the aforesaid articles or provisions, as may be prescribed by the company in general meeting; but no article made by the company in general meeting shall invalidate any prior act of the directors which would have been valid if that article had not been made.

76. The directors may exercise all the powers of the company to borrow money and to mortgage or charge its undertaking, property, and uncalled capital, or any part thereof, and to issue debentures and other securities whether outright or as security for any debt liability, or obligation of the company or of any third party.

77. The directors may exercise all the powers of the company in relation to any official seal for the use outside Singapore and in relation to branch registers.

78. The directors may from time to time by power of attorney appoint any corporation, firm, or person or body of persons, whether nominated directly or indirectly by the directors, to be the attorney or attorneys of the company for such purposes and with such powers, authorities, and discretions (not exceeding those vested in or exercisable by the director under these articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the directors may think fit and may also authorize any such attorney to delegate all or any of the powers, authorities, and discretions vested in him.

79. All cheques, promissory notes, drafts, bills of exchange, and other negotiable instruments, and all receipts for money paid to the company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, by any tow directors or in such other manner as the directors from time to time determine.

80.  The directors shall cause minutes to be made-

     (a)  of all appointments of officers;

     (b) of names of directors present at all meetings of the company and of the directors; and

     (c) of all proceedings at all meetings of the company and of the directors.

     Such minutes shall be signed by the chairman of the meeting at which the proceedings were held or by the chairman of the next succeeding meeting.

                            PROCEEDINGS OF DIRECTORS

81. The directors may meet together for the despatch of business, adjourn or otherwise regulate their meetings as they think fit. A director may at any time and the secretary shall on the requisition of a director summon a meeting of the directors.

82. Subject to these Articles, questions arising at any meeting of directors shall be decided by a majority of votes and a determination by a majority of directors shall for all purposes be deemed a determination of the directors. In case of an equality of votes, the chairman of the meeting shall have a second or casting vote.

83. A director shall not vote in respect of any contract or proposed contract with the company in which he is interested, or any matter arising thereout, and if he does so vote his vote shall not be counted.

84. Any director with the approval of the directors may appoint any person whether a member of the company or not, to be an alternate or substitute director in his place during such period as he thinks fit. Any person while he so holds office as an alternate or substitute director shall be entitled to notice of meetings of the directors and to attend and vote thereat accordingly, and to exercise all powers of the appointer in his place. An alternate or substitute director shall ipso facto vacate office if the appointer vacates office as a director or removes the appointee from office. Any appointment or removal under this article shall be effected by notice in writing under the hand of the director making the same.

85. The quorum necessary for the transaction of the business of the directors may be fixed by the directors and unless so fixed shall be two.

86. The continuing directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to the articles of the company as the necessary quorum of directors, the continuing directors or director may act for the purpose of increasing the number of directors to that number or of summoning a general meeting of the company, but for no other purpose.

87. The directors may elect a chairman of their meetings and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within ten minutes after the time appointed for holding the meeting, the directors present may choose one of their number to be chairman of the meeting.

88. The directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the directors.

89. A committee may elect a chairman of its meetings, if no such chairman is elected, or if at any meeting the chairman is not present within ten minutes after the time appointed for holding the meeting, the members present may choose one of their number to be chairman of the meeting.

90. A committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members present, and in the case of an equality of votes the chairman shall have a second or casting vote.

91. All acts done by any meeting of directors or of a committee of directors or by any person acting as a director shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any such director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a director.

92. A resolution in writing signed or approved by letter, facsimile, electronic mail, telex or telegram by a majority of the Directors of the Company for the time being, shall be as valid and effectual as if it had been passed at a Meeting of the Directors duly convened and held. Any such resolution may consist of several documents in like form, each signed by one or more directors.

                                MANAGING DIRECTOR

93. The director may form time to time appoint one or more of their body to the office of managing director for such period and on such terms as they think fit and, subject to the terms of any agreement entered into in any particular case, may revoke any such retirement by rotation or be taken into account in determining the rotation of retirement of directors, but his appointment shall be automatically determined if he ceases from any cause to be a director.

94. A managing director shall, subject to the terms of any agreement entered into in any particular case, receive such remuneration (whether by way of salary, commission, or participation in profits, or partly in one way and partly in another) as the directors may determine.

95. The directors may entrust to and confer upon a managing director any of the powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit, and either collaterally with or to the exclusion of their own powers, and may from time to time revoke, withdraw, alter, or vary all or any of those powers.

                                    SECRETARY

96. The secretary shall in accordance with the Act be appointed by the directors for such terms, at such remuneration, and upon such conditions as they may think fit, and any secretary so appointed may be removed by them.

                                      SEAL

97. The directors shall provide for the safe custody of the seal, which shall only be used by the authority of the directors or of a committee of the directors authorized by the directors in that behalf, and every instrument to which the seal is affixed shall be signed by a director and shall be countersigned by the secretary or by a second director or by some other person appointed by the directors for the purpose.


                                    ACCOUNTS

98. The directors shall cause proper accounting and other records to be kept and shall distribute copies of balance-sheets and other documents as required by the Act and shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounting and other records of the company or any of them shall be open to the inspection of members not being directors, and no member (not being a director) shall have any right of inspecting any account or book or paper of the company except as conferred by statute or authorized by the directors or by the company in general meeting.

                             DIVIDENDS AND RESERVES

99. The company in general meeting may declare dividends, but no dividend shall exceed the amount recommended by the directors.

100. The directors may from time to time pay to the members such interim dividends as appear to the directors to be justified by the profits of the company.

101. No dividend shall be paid otherwise than out of profits or shall bear interest against the company.

102. The directors may, before recommending any dividend, set aside out of the profits of the company such sums as they think proper as reserves which shall, at the discretion of the directors, be applicable for any purpose to which the profits of the company may be properly applied, and pending any such application may, at the like discretion, either be employed in the business of the company or be invested in such investments (other than shares in the company) as the directors may from time to time think fit. The directors may also without placing the same to reserve carry forward any profits which they may think prudent not to divide.

103. Subject to the rights of person, if any, entitled to shares with special rights to dividend, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect whereof the dividend is paid, but no amount paid or credited as paid on a share in advance of calls shall be treated for the purposes of this article as paid on the share. All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date that share shall rank for dividend accordingly.

104. The directors may deduct from any dividend payable to any member all sums of money, if any, presently payable by him to the company on account of calls or otherwise in relation to the shares of the company.

105. Any general meeting declaring a dividend or bonus may direct payment of such dividend or bonus wholly or partly by the distribution of specific assets and in particular of paid-up shares, debentures or debenture stock of any other company or in any one or more of such ways and the directors shall give effect to such resolution, and where any difficulty arises in regard to such distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to the directors.

106. Any dividend, interest, or other money payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of that one of the joint holders who is first named on the register of members or to such person and to such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall be mad payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other money payable in respect of the shares held by them as joint holders.


                            CAPTIALISATION OF PROFITS

107. The company in general meeting may upon the recommendation of the directors resolve that it is desirable to capitalize any part of the amount for the time being standing to the credit of any of the company's reserve accounts or to the credit of the profit and loss account or otherwise available for distribution, and accordingly that such sum be set free for distribution amongst the members who would have been entitled thereto if distributed by way of dividend and in the same proportions on condition that the same be not paid in cash but be applied either in or towards paying up any amounts for the time being unpaid on any shares held by such members respectively or paying up in full unissued shares or debentures of the company to be allotted, distributed and credited as fully paid up to and amongst such members in the proportion aforesaid, or partly in the one way and partly in the other, and the directors shall give effect to such resolution. A share premium account and capital redemption reserve may, for the purposes of this article, be applied only in the paying up of unissued shares to be issued to members of the company as fully paid bonus shares.

108. Whenever such a resolution as aforesaid shall have been passed the directors shall make all appropriations and applications of the undivided profits resolved to be capitalized thereby, and all allotments and issues of fully paid shares or debentures, if any and generally shall do all acts and things required to give effect thereto, with full power to the directors to make such provision by the issue of fractional certificates or by payment in cash or otherwise as they think fit for the case of shares or debentures becoming distributable in fractions, and also to authorize any person to enter on behalf of all the members entitled thereto into an agreement with the company providing for the allotment to them respectively, credited as fully paid up, of any further shares or debentures to which they may be entitled upon such captitalsations, or , as the case may require, for the payment up by the company on their behalf, by the application thereto of their respective proportions of the profits resolved to be capitalized, of the amounts or any part of the amounts remaining unpaid on their existing shares, and any agreement made under such authority shall be effective and binding on all such members.


                                     NOTICES

109. A notice may be given by the company to any member either personally or by sending it by post to him at his registered address, or (if he has no registered address within Singapore) to the address, if any, within Singapore supplied by him to the company for the giving of notices to him. Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, prepaying and posting a letter containing the notice, and to have been effected in the case of a notice of a meeting on the day after the date of its posting, and in any other case at the time at which the letter would be delivered in the ordinary course of post.

110. A notice may be given by the company to the joint holders of a share by giving the notice to the joint holder first named in the register of members in respect of the share.


111. A notice may be given by the company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending it through the post in a prepaid letter addressed to them by name, or by the title of representatives of the deceased. or assignee of the bankrupt, or by any like description, at the address, if any within Singapore supplied for the purpose by the person claiming to be entitled, or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

112. (1) Notice of every generally meeting shall be given in any manner hereinbefore authorized to-

          (a)  every member;

          (b) every person entitled to a share in consequence of the death or bankruptcy of a member who, but for his death or bankruptcy, would be entitled to receive notice of the meeting; and

          (c)  the auditor for the time being of the company.


     (2) No other person shall be entitled to receive notices of general meetings.


                                   WINDING UP

113. If the company is wound up the liquidator may, with the sanction of a special resolution of the company, divide amongst the members in kind the whole or any part of the assets of the company (whether they consist of property of the same kind or not) and may for that purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how the division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of any such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, think fit, but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.


                                    INDEMNITY

114. Every director, managing director, agents, auditor, secretary, and other officer for the time being of the company shall be indemnified out of the assets of the company against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgement is given in his favor or in which he is acquitted or in connection with any application under the Act in which relief is granted to him by the Court in respect of any negligence default breach of duty or breach of trust.